EXHIBIT 99.1

Press release

Contact:
Sherice Bench
Chief Financial Officer
American Achievement Corporation
Sherice.bench@cbi-rings.com

AMERICAN ACHIEVEMENT CORPORATION ANNOUNCES
EXPECTED OFFERING OF DEBT SECURITIES

AUSTIN, TX – March 1, 2004 – American Achievement Corporation (“American Achievement” or “the Company”) today announced that it expects to commence an offering under Rule 144A and Regulation S of $150 million principal amount of senior subordinated notes due 2012. The senior subordinated notes would be general unsecured obligations of the Company and would be subordinated to all existing and future senior debt of the Company.

The net proceeds of the offering, together with amounts borrowed under a new senior secured credit facility and the proceeds of a cash equity investment by an affiliate of Fenway Partners Capital Fund II, L.P. (“Fenway Partners”), are intended to be used to finance the Company’s previously announced merger with that affiliate of Fenway Partners, the Company’s previously announced tender offer to purchase its existing 11 5/8% senior unsecured notes due 2007, the redemption of the existing 11% subordinated notes due 2007 of the Company’s subsidiary, Commemorative Brands, Inc., and the payment of related fees and expenses. This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any of the existing senior unsecured notes or a notice of redemption of any of the existing subordinated notes. The simultaneous completion of the merger is one of the conditions to the offering. Subject to acceptable market and interest rate conditions, the Company anticipates completing the offering this month.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. The Company is offering the notes in reliance upon an exemption from registration under the Securities Act of 1933 for an offer and sale of securities that does not involve a public offering. The securities to be offered have not been and will not be registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

American Achievement is one of the leading manufacturers and suppliers of class rings, yearbooks, graduation products, achievement publications and recognition and affinity jewelry, each of which commemorates once-in-a-lifetime experiences. The Company’s two principal business segments are scholastic products and recognition and affinity products. The scholastic products division, which serves the high school, college and, to a lesser extent, elementary and junior high school markets, produces, markets and sells class rings, yearbooks and graduation products. American Achievement’s class rings are sold under the ArtCarved®, Balfour®, Keystone®, Master Class Rings® and R. Johns® brand names and its yearbooks are sold under the Taylor Publishing® brand name. The recognition and affinity products division produces, markets and sells achievement publications and recognition and affinity jewelry. The Company’s achievement publications consist of various titles including the Who’s Who® brand and The National Dean’s List®, and its recognition and affinity jewelry products include military rings, family jewelry and sports championship rings.

Forward-Looking Statements. These materials may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Statements in this press release or otherwise attributable to American Achievement regarding the business of American Achievement which are not historical fact, including those regarding the expected offering of senior subordinated notes, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any “forward-looking statements” in these materials are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including without limitation statements to the effect that American Achievement or their respective management “believes,” “expects,” “anticipates,” “plans,” “looks forward” and similar expressions) should be considered forward-looking statements. Many important factors could cause American Achievement’s actual results to differ materially from those expressed in the forward-looking statements made by or on behalf of American Achievement, including, without limitation, the Company’s ability to satisfy its debt obligations, including related covenants, the seasonality of the Company’s sales and operating income, the Company’s relationship with its independent sales representatives and employees, the fluctuating prices of raw materials, primarily gold, the Company’s dependence on a key supplier for synthetic and semiprecious stones, fashion and demographic trends, the competitive environment, general economic, business and market trends and events, litigation or other disputes, if resolved in a manner adverse to the Company and other unknown risks including those as may be detailed in other American Achievement filings, reports and releases. American Achievement undertakes no obligation to revise or publicly update these forward-looking statements, whether as a result of new information or otherwise.

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